Exhibit 5.1

		Duane Morris	FIRM and AFFILIATE OFFICES

FREDERICK W. DREHER DIRECT DIAL: 215.979.1234 PERSONAL FAX: 215.979.1213 E-MAIL: fwdreher@duanemorris.com			NEW YORK LONDON CHICAGO HOUSTON PHILADELPHIA SAN FRANCISCO SAN DIEGO BOSTON WASHINGTON, DC ATLANTA MIAMI NEWARK PITTSBURGH DETROIT ALLENTOWN WILMINGTON
		Exhibit 5.1	HARRISBURG PRINCETON PALM BEACH WESTCHESTER

February 1, 2006
Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
     Re: F.N.B. Corporation Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to F.N.B. Corporation, a Florida corporation (“FNB”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the registration statement on Form S-4 (the “Registration Statement”) of up to 4,290,000 shares (the “Shares”) of FNB’s common stock, par value $.01 per share. The Shares are issuable by FNB in exchange for outstanding shares of common stock, par value $5.00 per share, of The Legacy Bank, a Pennsylvania banking institution (“Legacy”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of December 21, 2005 among FNB, First National Bank of Pennsylvania (“FNB Bank”) and Legacy (the “Merger Agreement”).
     In connection therewith, we have examined the following:
     1. The Articles of Incorporation, as amended, of FNB, certified by the Secretary of State of the State of Florida;
     2. The By-laws of FNB, certified as complete and correct by the Secretary of FNB;
     3. The Charter of FNB Bank, certified by the Office of the Comptroller of the Currency;

Duane Morris llp

30 South 17th Street PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

Board of Directors
F.N.B. Corporation

February 1, 2006
     4. The By-laws of FNB Bank, certified as complete and correct by the Secretary of FNB Bank;
     5. Minutes of meetings of the board of directors of FNB, certified as correct and complete by the Secretary of FNB;
     6. Minutes of meetings of the board of directors of FNB Bank, certified as correct and complete by the Secretary of FNB Bank;
     7. Certificate of Active Status with respect to FNB, issued by the Secretary of State of the State of Florida; and
     8. The Registration Statement.
     Based upon such examination and upon our examination of such other instruments and records that we have deemed necessary, we are of the opinion that:
          (A) FNB has been duly incorporated and its status is active under the laws of the State of Florida; and
          (B) The Shares have been legally authorized and, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus contained in the Registration Statement.

Respectfully,

DUANE MORRIS LLP

By:	/s/ Frederick W. Dreher

Frederick W. Dreher